                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2
                          MARRIOTT INTERNATIONAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   ($ in millions, except per share amounts)



                                                      Twelve weeks ended
                                                  --------------------------
                                                   March 28,       March 22,
                                                     1997            1996
                                                  ---------        ---------
Computation of Primary Earnings Per Share
-----------------------------------------

Net income.................................         $    77          $    63
                                                  =========        =========
Shares -

Weighted average number of shares
 outstanding...............................           126.2            126.6
Assumed issuance of shares granted
 under employee  stock option plan,
 less shares assumed purchased at
 average market price......................             4.1              4.2
Assumed distribution of shares granted
 under deferred stock incentive plan,
 less shares assumed purchased at
 average market price......................             3.0              3.6
                                                  ---------        ---------
                                                      133.3            134.4
                                                  =========        =========


Primary Earnings Per Share                        $     .58        $     .47
                                                  =========        =========


                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2
                          MARRIOTT INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                   ($ in millions, except per share amounts)



                                                   Twelve weeks ended
                                              ----------------------------
                                              March 28,          March 22,
                                                 1997              1996
                                              ---------          ---------
Computation of Fully Diluted Earnings
-------------------------------------
 Per Share
 ---------

Earnings -
Net  income.............................         $   77            $    63
  After-tax interest expense on
   convertible subordinated debt........              2                 -
                                                 ------            -------
Net income for fully diluted earnings
 per share..............................         $   79            $    63
                                                 ======            =======

Shares -

Weighted average number of shares
 outstanding............................          126.2              126.6
Assumed issuance of shares granted
 under employee stock option plan,
 less shares assumed purchased at
 greater of average or ending market
 price..................................            4.1                4.6
Assumed distribution of shares granted
 under deferred stock incentive plan,
 less shares assumed purchased at
 greater of average or ending market
 price..................................            3.0                3.6
Assumed issuance of common shares upon
 conversion of convertible subordinated
 debt...................................            4.8                -
                                                 ------            -------
                                                  138.1              134.8
                                                 ======            =======


Fully Diluted Earnings Per Share........         $  .57            $   .47
                                                 ======            =======
